Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Municipal State Series Defined Asset Funds (California Insured and Pennsylvania Insured Series 1):

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 33-58571 of our opinion dated May 23, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
June 7, 2000